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Exhibit 11


                Statement re: Computation of Per Share Earnings

                                                                   Quarter Ended
                                                                   Dec. 31, 1999
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1.     Net income                                                   $   101,000
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2.     Weighted average common shares outstanding                       443,677
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3.     Basic earnings per share                                     $       .23
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